Exhibit 99.1

Cytori Secures $15 Million Loan Facility Led by GE Healthcare Financial Services

Cytori Therapeutics (NASDAQ: CYTX) has entered into a $15 million loan facility with GE Healthcare Financial Services and Silicon Valley Bank. An initial term loan of $7.5 million, minus fees and expenses, funded October 14, 2008. Cytori will be able to exercise the additional $7.5 million term loan on or before December 12, 2008, provided the Company meets certain financial prerequisites established by the lenders.

GE Healthcare Financial Services’ financing solution will be used to support the commercialization of Cytori’s recently launched Celution® System and StemSource® Cell Bank in Europe and Asia. In addition, the funds will support product pipeline development and general corporate activities. Securing this loan facility further demonstrates Cytori’s ability to attract funding from well regarded sources.

“GE is very pleased to provide capital in support of Cytori’s growth initiatives,” said Anthony Storino, senior managing director, GE Healthcare Financial Services' life science finance group. “Their innovative technologies are shaping the future of the reconstructive surgery markets.”

For almost two decades, the life science finance team of GE Healthcare Financial Services has worked with more than 500 companies throughout the United States, Canada and Europe.  With a dedicated focus on assisting life science companies large and small, from the first venture round to post-IPO, the team has provided over $2.5 billion in financing to the market.

About Cytori

Cytori’s (NASDAQ: CYTX) goal is to be the global leader in regenerative medicine. The company is dedicated to providing patients with new options for reconstructive surgery, developing treatments for cardiovascular disease, and banking patients' adult stem and regenerative cells. The Celution® 800 System is being introduced in Europe into the reconstructive surgery market while the Celution® 900 System is being commercialized globally for cryopreserving a patient's own stem and regenerative cells. Clinical trials are ongoing in cardiovascular disease and planned for spinal disc degeneration, gastrointestinal disorders, and other unmet medical needs.

About GE Healthcare Financial Services

GE Healthcare Financial Services is the premier provider of capital, financial solutions, and related services for the global healthcare market. With approximately $22 billion in assets, GE Healthcare Financial Services offers a full range of financing capabilities from equipment leasing and real estate financing to working capital lending, vendor programs, and acquisition financing. With a dedicated focus and a deep knowledge of the healthcare industry, GE Healthcare Financial Services collaborates with customers to create tailored financial solutions that help them improve their productivity and profitability. For more information, visit www.gehealthcarefinance.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements regarding events, trends and business prospects, which may affect our future operating results and financial position. Such statements are subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks and uncertainties include our ability to satisfy the conditions precedent to receiving the additional $7.5 million term loan, our need for further financing, and the availability of such financing on commercially reasonable terms, if at all, our history of operating losses, regulatory uncertainties regarding the collection and results of, clinical data, dependence on third party performance, and other risks and uncertainties described under the "Risk Factors" in Cytori’s Securities and Exchange Commission Filings. We assume no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made.

GE Media Contact Jeanee Snipes GE Healthcare Financial Services 301-634-3210 jeanee.snipes@ge.com	Cytori Investor & Media Contact Tom Baker Cytori Therapeutics 858-875-5258 tbaker@cytoritx.com